UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2016

Agritech Worldwide, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-32134	36-4197173
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1101 Campus Drive

Mundelein, Illinois  60060

(Address of principal Mr. Kahn offices)

Registrant’s telephone number, including area code: (847) 549-6002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Agritech Worldwide, Inc. (the “Company”) and the holders of all of the Company’s issued and outstanding warrants (the “Warrants”) as of December 12, 2016 entered into agreements effective December 12, 2016 (the “Exchange Agreements”) pursuant to which they exchanged (the “Exchange”) their Warrants (which were initially exercisable for an aggregate of 52,752,869 shares of the Company’s common stock, par value $0.00005 per share (the “Common Stock”)) for an aggregate of 53,097,601 shares of Common Stock (which is the equivalent to the issuance of one share of Common Stock for each Warrant exchanged). The holders of the shares of Common Stock received in exchange for the Warrants are prohibited from selling or otherwise transferring the shares of Common Stock until March 11, 2017.

As of December 12, 2016, after taking into account the transactions described in this Current Report on Form 8-K, the Company had (i) 154,976,459 shares of Common Stock outstanding, and (ii) zero warrants outstanding to purchase shares of Common Stock. The foregoing description of the Exchange Agreements is qualified in its entirety by reference to the full text of the form of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The Common Stock issued in exchange for the Warrants was issued in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Exchange Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2016	Agritech Worldwide, Inc.

By: Jonathan Kahn
Name: Jonathan Kahn
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Exchange Agreement